Exhibit 99.1

One Stop Systems Announces Appointment of Aerospace and Defense

Veteran Michael Knowles as President and Chief Executive Officer

ESCONDIDO, California—May 22, 2023 – One Stop Systems, Inc. (Nasdaq: OSS), a leader in AI Transportable compute and storage solutions at the edge, today announced that Michael Knowles has been appointed as its new President and CEO, effective June 5, 2023.

Knowles has held executive leadership positions at several defense contractors, including Cubic Corporation, Rockwell Collins, Lockheed Martin, and Curtiss Wright Defense Solutions. Over his career he has effectively developed and launched market-changing technologies and products in both defense and commercial markets. As President and GM of Cubic Corporation’s Mission and Performance Solutions business, Knowles led a $700 million global business unit with 2,000 employees. He directed the development and implementation of strategies and organizational transformations that drove significant increases in sales and margin percentage, and achieved year-over-year growth in bookings, sales, and EBITDA. His hardware, software and solutions portfolios included rugged networking/computing at the edge, secure and expeditionary communications, intelligence processing, assessment distribution from enterprise-to-edge, high frequency/low SWAP (size, weight, and power) RF components for electronic warfare, space, 5G applications, and LVC (live, virtual, and constructive) multi-domain training systems.

Knowles has more than 30 years of leadership experience in global aerospace and defense markets, having led successful business captures resulting in billion-dollar program and product portfolios. Leveraging 20 years of military experience and 20+ years as a senior executive in business operations, program management, business capture, and product development, Knowles is a recognized and inspiring leader whose teams have exceeded financial and customer expectations, resulting in successful global businesses with enviable consistent growth and shareholder value.

“Management and the Board of OSS have been working on a refined defense-focused strategic plan to spur growth, enhance margins, and deliver greater shareholder value,” remarked Ken Potashner, OSS Board Chairman. “Bringing on Michael to lead the team is the culmination of this planning, which we believe will enable us to accelerate and scale our defense sector opportunities. We believe that Michael’s extensive defense experience and proven leadership will enable us to realize significant gains from the opportunities before us, in both the defense and commercial sectors.”

“OSS is at a unique and promising inflection point with superior AI Transportable technology that has the ability to make a dramatic impact for warfighters globally, ensuring that it is ‘Never a Fair Fight,” Knowles replied. “I’m excited to build on the inspiring AI product suite, driving growth in both defense and commercial markets and creating a powerful business model. OSS has the foundations for a team, products, and innovation mindset to succeed in the global marketplace and accelerate greater pipeline and business growth.”

Michael Knowles was most recently the VP/GM of C5ISR Systems at Curtiss Wright. Prior to his role at Curtiss Wright, he served as President of Cubic’s Mission and Performance Solutions, where he oversaw a broad and diverse C4ISR product and defense training business. Knowles is a retired Navy officer and Naval Test Pilot School graduate. He has an MBA from George Mason University, an MS in Aerospace Engineering from the Naval Postgraduate School, and a BS in Aerospace Engineering from the US Naval Academy. Knowles is also a member of the National Defense Industrial Association and the National Training & Simulation Association, and he has strong connections in the DOD, commercial, and international markets.

Consistent with previous announcements, David Raun’s last day as the company’s President and CEO will be June 5, 2023, the same day on which Knowles will begin serving in such roles.

“We thank David Raun for his leadership in spearheading our AI Transportable vision and associated cutting-edge products, enabling us to establish footholds in new markets and preparing for our strategic initiatives in defense and AI,” said Potashner. “We are grateful for his many contributions.”

Inducement Grants under Nasdaq Listing Rule 5635(c)(4)

In connection with, and as a material inducement to, the hiring and appointment of Knowles as President and CEO of the company, the company agreed to grant Knowles (i) 400,000 restricted stock units (RSUs), which shall vest over four years, with one fourth vesting on the one-year anniversary of the date of grant and the remaining RSUs vesting in six equal installments, commencing six months after the one-year anniversary of the grant date and every six months thereafter until fully vested; and (ii) non-qualified stock options to purchase 400,000 shares of company common stock, which shall vest over four years, with one fourth vesting on the one-year anniversary of the date of grant and the remaining stock options vesting in six equal installments, commencing six months after the one-year anniversary of the grant date and every six months thereafter until fully vested. The stock options will have an exercise price equal to the closing price of the company’s common stock on June 5, 2023 (the grant date). The vesting of shares of common stock underlying the RSUs and non-qualified stock options will be subject to Knowles’ continuous service with the company through each applicable vesting date.

The foregoing equity grants were unanimously approved by the company’s board of directors, and such grants were inducements material to Knowles entering into employment with the company, in accordance with Nasdaq Listing Rule 5635(c)(4). The foregoing equity grants will be made outside of the company’s 2017 Equity Incentive Plan, as amended, or any other equity incentive plan of the company.

About One Stop Systems

One Stop Systems, Inc. (Nasdaq: OSS) is a global leader in AI Transportable solutions for the demanding ‘Edge.’ It designs and manufactures the highest performance compute and storage products that enable rugged autonomous and AI capabilities without compromise. These hardware and software platforms bring the latest data center performance to the harsh and challenging applications, whether they are on land, sea or in the air.

OSS products include ruggedized servers, compute accelerators, flash storage arrays, and storage acceleration software. These specialized compact products are used across multiple industries and applications, including autonomous trucking and farming, as well as aircraft, drones, ships and vehicles within the defense industry.

OSS solutions address the entire AI workflow, from high-speed data acquisition to deep learning, training and large-scale inference, and have delivered many industry firsts for industrial OEM and government customers.

As the fastest growing segment of the multi-billion-dollar edge computing market, AI Transportables require—and OSS delivers—the highest level of performance in the most challenging environments without compromise.

OSS products are available directly or through global distributors. For more information, go to www.onestopsystems.com. You can also follow OSS on Twitter, YouTube, and LinkedIn.

Forward-Looking Statements

One Stop Systems cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by One Stop Systems or its partners that any of our plans or expectations will be achieved, including but not limited to, the successful transition of the CEO and President roles to Knowles and the effectiveness and/or success of the company’s business strategy. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Media Contacts:

Katie Rivera

One Stop Systems, Inc.

Tel (760) 745-9883

Email contact

Tim Randall

CMA Media Relations

Tel (949) 432-7572

Email Contact

Investor Relations:

Ronald Both or Grant Stude

CMA Investor Relations

Tel (949) 432-7557

Email contact

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